Exhibit 10.1

AMENDED AND RESTATED REVOLVING CREDIT
LOAN AND SECURITY AGREEMENT

This AMENDED AND RESTATED REVOLVING CREDIT LOAN And SECURITY Agreement (“Agreement”) is made as of September 17, 2012 (the “Effective Date”) by and between WestMountain Index Advisor, Inc., a Colorado corporation (the “Company”), and BOCO Investments, LLC, a Colorado limited liability company (“Lender”).

RECITALS:

The Company and Lender entered into that certain Revolving Credit Loan and Security Agreement dated August 8, 2012.

The Company and Lender desire to amend and restate in its entirety the Revolving Credit Loan and Security Agreement dated August 8, 2012.  This Agreement shall supersede in its entirety the Revolving Credit Loan and Security Agreement dated August 8, 2012

To provide the Company with additional resources to conduct its business, Lender is willing to loan to Company up to the principal amount of One Million Eight Hundred Fifty Three Thousand Nine Hundred Sixty Five Dollars ($1,853,965.00), subject to the terms and conditions specified herein.

AGREEMENT:

Now, Therefore, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and Lender, intending to be legally bound, hereby agree as follows:

1.	Amount and Terms of the Loans

1.1 The Loans.  Subject to and in accordance with the terms and conditions of this Agreement and the Note (as defined below), Lender agrees to lend to the Company (as hereinafter defined) up to the principal sum of One Million Eight Hundred Fifty Three Thousand Nine Hundred Sixty Five Dollars ($1,853,965.00) (the “Loan Amount”) against the issuance and delivery by the Company of an Amended and Restated Secured Convertible Promissory Note in the form attached hereto as Exhibit A and incorporated herein (the “Note”).  Upon and subject to the terms and conditions set forth herein, Lender will make loans to Company at any time and from time to time during the period from the Effective Date through July 31, 2013 (“Commitment Period”), up to an aggregate amount not to exceed the Loan Amount.  In no event shall Lender be required to make any loans hereunder after expiration of the Commitment Period.  Company shall deliver to Lender a written request (each a “Loan Request”) for each loan at least five (5) Business Days prior to the proposed funding of the loan specifying the amount of the loan (which shall be the amount on the “Invoice,” as hereinafter defined) and the date of the funding of the loan (“Loan Date”), together with a copy of a bona fide third party invoice for goods, materials or services furnished to Company (each an “Invoice”).  Notwithstanding the preceding sentence, a third party Invoice shall not be required with respect to a Loan Request for funds needed for the Company’s ordinary and necessary operating and administrative expenses, including without limitation, the Company’s payroll and lease obligations; nevertheless, the Company shall provide a detailed documentation in lieu of an Invoice.  Each Loan Date must be between Monday and Thursday, and not on a day that is a federal legal holiday (“Business Day”).  Notwithstanding anything to the contrary set forth herein, in no event shall Lender be obligated to disburse loan proceeds in connection with goods, materials or services furnished to the Company by any person or entity in which a director, officer, or shareholder of the Company owns an interest directly or indirectly. The preceding sentence shall not apply with respect to payroll compensation paid to officers and employees of the Company or to amounts payable by the Company pursuant to that certain Terra Gold Project Exploration Development and Mine Operating Agreement between Raven Gold Alaska Inc. and Terra Gold Corporation effectively dated September 15, 2010. Lender shall transfer the applicable loan proceeds for the Loan Request to the Company (or, in Lender’s discretion, directly to the third party referenced in the Invoice) via cash, wire transfer, or certified funds on the Loan Date. Notwithstanding the foregoing, Lender may require as a condition precedent to disbursing loan proceeds that Company execute and deliver to Lender an original-signed amendment to the Note amending the Schedule to reflect the making of such loan. The Company acknowledges and stipulates that as of the Effective Date, a portion of the Loan Amount equal to One Million Eight Hundred and Fifty Two Thousand One Hundred and Fifteen Dollars ($1,852,115.00) has been disbursed by Lender and received by the Company (the “Disbursed Portion”).

1.2 Recording of Loans and Repayments.  Lender will enter on the schedule attached to and incorporated into the Note (the “Schedule”) the principal amount of each loan which it makes to the Company, any repayment of principal which the Company makes, the date on which each such loan or repayment is made, and the outstanding principal balance as a result of each such loan or repayment. The Company hereby authorizes Lender to make such entries and agrees that those entries to the outstanding principal balance as shown on the Schedule will constitute conclusive evidence of all loans and repayments and the dates thereof and of the outstanding principal balance under the Note. The Company hereby appoints Lender as its attorney in fact to make all such entries on the Schedule, and such appointment is coupled with an interest and shall be irrevocable.

1.3 Conversion.  Subject to and upon the terms and conditions of the Note, the principal and all accrued and unpaid interest and other amounts payable under the Note may, solely at the election of the Lender and in its sole discretion, be converted into shares of common stock or preferred stock at the rate set forth in the Note.  The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of common for the sole purpose of issuance upon such conversion not less than such aggregate number of shares of the common stock of Company as shall be issuable upon such conversion.

2.	The Closing

2.1Closing Date.  The closing of the loan (the “Closing”) shall be held as of the date hereof (the “Closing Date”).

2.2 Delivery.  At the Closing (i) Lender shall execute and deliver to the Company an executed counterpart of the Note; and (ii) the Company shall duly execute and issue and deliver to Lender an original wet-signed counterpart of the Note and an original wet-signed warrant in the form attached hereto as Exhibit B and incorporated herein (the “Warrant”).

3.	Representations, Warranties and Covenants of the Company

As of the Effective Date, the Company hereby represents and warrants to Lender as follows:

3.1 Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado.  The Company has the requisite corporate power to own, lease and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted.  The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

3.2 Subsidiaries.  Except as disclosed in the Disclosure Schedule attached as Exhibit C or in the Company’s filings with the Securities and Exchange Commission and publicly available on the EDGAR system (“SEC filings”), the Company does not own any equity security or other interest of or control any other corporation, limited partnership or other business entity.  Except as disclosed in the Company’s SEC filings, the Company is not a participant in any joint venture, partnership or similar arrangement.  Since its inception, the Company has not consolidated or merged with, acquired all or substantially all of the assets of, or acquired the stock of, or any interest in, any corporation, partnership, association, or other business entity.

3.3 Corporate Power.  The Company has and will have at the Closing all requisite corporate power to execute and deliver this Agreement and the Note (collectively, the “Transaction Agreements”), and to carry out and perform its obligations under the terms of the Transaction Agreements.

3.4 Authorization.  All corporate action on the part of the Company, its directors and its shareholders necessary for the authorization, execution, delivery by the Company of the Transactions Agreements and the performance of the Company’s obligations hereunder and thereunder, including the issuance and delivery of the Note and the reservation of the capital stock issuable upon conversion of the Note and, as applicable, upon the subsequent conversion to Company common stock issued upon the conversion of the Note has been taken or will be taken prior to the issuance of such capital stock. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms.  The capital stock of the Company issuable upon conversion under the Note (such capital stock, collectively with the Note, the “Securities”), when issued in compliance with the provisions of the Transaction Agreements, will be validly issued, fully paid and nonassessable and free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws and regulations.

3.5 Agreements; Action.

(a)           Except as disclosed in the Disclosure Schedule attached as Exhibit C or in the Company’s SEC filings, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred or guaranteed any indebtedness for money borrowed or any other liabilities in excess of $1,600,000 in the aggregate, and convertible debentures of $385,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary course advances for travel or other business expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(b)           Except as disclosed in the Disclosure Schedule attached as Exhibit C, the Company has not engaged since inception in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company, or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up, of the Company.

(c)           The Company expects to issue stock option grants and options in accordance with employment agreements. Further, the Company expects to implement a stock incentive plan in conjunction with the 2012 annual shareholder meeting.

3.6 Obligations to Related Parties.  Except as disclosed in the Disclosure Schedule attached as Exhibit C or in the Company’s SEC filings, there are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees.  None of the officers, directors, key employees or stockholders of the Company, or any members of their immediate families, is indebted to the Company or has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, other than (i) passive investments in publicly traded companies (representing less than 1% of such company) that may compete with the Company and (ii) service as a board member of a company due to a person’s affiliation with a venture capital fund or similar institutional investor in such company.  No officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person’s ownership of capital stock or other securities of the Company).

3.7 Title to Properties and Assets; Liens, Etc.  Except as disclosed in the Company’s SEC filings, the Company has good and marketable title to, or valid leasehold interests in, its properties and assets, including the properties and assets currently used in its business, in each case subject to no Lien other than (i) the Lien of current taxes not yet due and payable, (b) Liens created in connection with the transactions contemplated hereby and (c) Liens and encumbrances which do not materially detract from the value subject thereto or materially adversely affect the Company or its business as conducted and proposed to be conducted.  For the purposes hereof, the term “Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.  All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Company will not, without the Lender’s prior written consent, sell, lease, assign, pledge, hypothecate, or otherwise transfer or encumber all or any portion of its interest in the Collateral, or any portion thereof.

(f)           Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as presently conducted or proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated.

3.8 Governmental Consents.  All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Securities, or the consummation of any other transaction contemplated hereby, shall have been obtained and will be effective at the Closing.

3.9 Compliance with Laws; Permits.  The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership or operation of its properties, which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company.  The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently proposed to be conducted.

3.10 Compliance with Other Instruments.  The Company is not in violation or default of any term of, and the execution and delivery by the Company of the Transaction Agreements will not result in any violation or default with respect to, its articles of incorporation or bylaws, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ.  The execution, delivery and performance of this Agreement and the other Transaction Agreements, and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in conflict with, give rise to any acceleration or right to accelerate, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any Lien upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.  Without limiting the foregoing, the Company has obtained all waivers reasonably necessary with respect to any preemptive rights, rights of first refusal or similar rights, including any notice or offering periods provided for as part of any such rights, in order for the Company to consummate the transactions contemplated hereunder without any third party obtaining any rights to cause the Company to offer or issue any securities of the Company as a result of the consummation of the transactions contemplated hereunder.

3.11 Litigation.  Except as disclosed in the Disclosure Schedule attached as Exhibit C or in the Company’s SEC filings, there is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, threatened against the Company that questions the validity of this Agreement or the other Transaction Agreements or which questions the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which would reasonably be expected to result, either individually or in the aggregate, in any material adverse change in the business, assets, liabilities, operations or condition of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for any of the foregoing.  The foregoing includes, without limitation, actions pending or, to the Company’s knowledge, threatened (or any basis therefor known by the Company) involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.  The Company is not a party to, or to its knowledge subject to, the provisions of any order, writ, injunction, judgment or decree of any arbitration panel or tribunal, court or other government agency or instrumentality.  There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

3.12 Obligations of Management.  Except as disclosed in the Company’s SEC filings, each officer and key employee of the Company is currently devoting substantially all of his or her business time to the conduct of the business of the Company.  The Company is not aware that any officer or key employee of the Company is planning to work less than full time at the Company in the future.  No officer or key employee is currently working or, to the Company’s knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.

3.13 Financial Statements.  Except as disclosed in the Disclosure Schedule attached as Exhibit C or in the Company’s SEC filings, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business and (ii) obligations under contracts and commitments incurred in the ordinary course of business, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company.  The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.  The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

3.14 Brokers or Finders.  The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement, the Transaction Agreements or any of the transactions contemplated hereby or thereby. The Company shall indemnify, protect and hold Lender harmless from all claims for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement, the Transaction Agreements or any of the transactions contemplated hereby or thereby.

3.15 Insurance.  The Company has in full force and effect fire and casualty insurance policies in amounts customary for companies in similar businesses similarly situated.

3.16 Tax Returns, Payments and Elections.  The Company has filed all tax returns and reports (including information returns and reports) as required by law.  These returns and reports are true and correct in all material respects except to the extent that a reserve has been reflected on the Financial Statements in accordance with generally accepted accounting principles.  The Company has paid all taxes and other assessments due, except those contested by it in good faith that are listed in the Schedule of Exceptions and except to the extent that a reserve has been reflected on the Financial Statements in accordance with generally accepted accounting principles.  The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof.  The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets.  The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge.  None of the Company’s federal income tax returns and none of its state income or franchise tax or sales or use tax returns have ever been audited by governmental authorities.  Since the Financial Statement Date, the Company has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business and the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period.  The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

3.17 Minute Books.  The minute books of the Company contain a complete summary of all meetings of directors and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

3.18 Labor Agreements and Actions; Employee Compensation.  The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company’s knowledge, has sought to represent any of the employees, representatives or agents of the Company.  There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened, that could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees.  The employment of each officer and employee of the Company is terminable at the will of the Company.  To its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.  Except as set forth in the Schedule of Exceptions, the Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement and there is no accrued or unpaid compensation due or owing by the Company to any contractor, employee, officer or director of the Company.

3.19 Offering.  Assuming the accuracy of the representations and warranties of the Lender contained in this Agreement, the offer, issue, and sale of the Note are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Act”), and the Note has been registered or qualified (or is exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws and regulations.

3.20 Disclosure.  The Company has provided Lender with all the information regarding the Company reasonably available to it that Lender has requested for deciding whether to purchase the Securities.  To the Company’s knowledge, neither the Agreement nor any of the Transaction Agreements delivered in connection herewith, when taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.  The Company does not represent or warrant that it will achieve any financial projections provided to the Lender and represents only that such projections were prepared in good faith

3.21 Covenants.  Until the earlier of conversion or the repayment in full of the outstanding principal and all accrued and unpaid interest and other amounts payable under the Note, the Company covenants and agrees as follows:

(a) The Company shall not undertake any disposition of material assets without the prior written approval of the Lender.

(b) The Company shall deliver the Lender (i) unaudited quarterly financial reports within thirty days after the end of each quarter, and (ii) a monthly accounting of the Company’s cash balance.  Both shall be in a format reasonably acceptable to the Lender.

(c) The Company shall not incur or agree to incur any indebtedness for borrowed money or financed equipment, or any trade debt in excess of $968,462 in the aggregate without the prior written consent of the Lender. All such indebtedness shall be solely to fund operations of the Terra Project in Alaska, payroll and $30,000 for the proxy, name change and other investor infrastructure costs,, and shall be on terms and conditions no more beneficial to a third-party lender as the terms and conditions set forth in the Transaction Agreements.

(d) The Company shall not pledge, encumber or grant any security interest in any assets of the Company or any of its subsidiaries to any third party without the prior written consent of the Lender, excluding the pledge of assets pursuant to this Agreement and the Notes.

(e) All loan proceeds shall be used by the Company to pay the Invoices or to pay the Company’s expenses of operation incurred in the ordinary course of business, including without limitation, the Company’s payroll and lease obligations.

(f) Without the prior written approval of Lender, the Company shall not enter into any agreement or promise whereby the Company agrees to issue shares in the Company, warrants, options (excluding pursuant to an approved employee stock option plan), debt convertible into shares of the Company, or any other agreement, security, or instrument pledging to issue shares in the Company in consideration for property or services furnished or to be furnished to the Company or any third party.

3.22Information and Sophistication.  Lender acknowledges that it has prior investment experience such that it is able to evaluate the merits and risks of an investment in the Company, or that it has employed the services of an investment advisor to read the Disclosure Documents (as defined below) and to evaluate the merits and risks of such an investment on its behalf; that it recognizes the speculative nature of this investment; and that it is able to bear the economic risk it hereby assumes. The Company’s (i) Annual Report for the year ended October 31, 2011, as filed with the U.S. Securities and Exchange Commission (“SEC”) on December 20, 2011 ; (ii) Quarterly Report on Form 10-Q for the quarter ended April 30 2012 as filed with the SEC on June 14, 2012; (iii) Form S-1 and S-1/A, as filed with the SEC; and (iv) other documents as filed with the SEC, are collectively referred to as the “Disclosure Documents.” Lender acknowledges that it or its representative(s) have read the Disclosure Documents. Lender also acknowledges that it and its representative(s) have been afforded the opportunity to make, and has made, all inquiries as it and its representatives deemed appropriate with respect to the Company’s affairs and prospects.

4.	Conditions to Disbursement of Loan Proceeds

Lender’s obligations to consummate the Closing or make any and all loans (except for the Disbursed Funds) are subject to the fulfillment of all of the following conditions, any of which may be waived in whole or in part by the Lender:

4.1 Representations and Warranties.  The representations and warranties made by the Company herein or in the Note shall have been true and correct when made, and shall be true and correct on the date of disbursement.  The Company is not in breach of any of its obligations under the Transaction Documents.

4.2 Governmental Approvals and Filings.  Except for any notices required or permitted to be filed after the Closing with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Note.

4.3 Legal Requirements.  At the Closing, the sale and issuance by the Company, and the purchase by the Lender, of the Note shall be legally permitted by all laws and regulations to which the Lender or the Company are subject.

4.4 Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing or disbursement, as applicable, and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Lender.

4.5 Transaction Documents.  The Company shall have duly executed and delivered to the Lender the following documents (“Transaction Documents”):

(a) This Agreement;

(b) The Note;

(c) An original wet-signed warrant in the form attached hereto as Exhibit D (each, a “Draw Warrant”).  Each such Draw Warrant shall be dated as of the Loan Date and shall provide for the right to purchase one share in the Company multiplied by every dollar set forth in the Loan Request. By way of example, if a Loan Request requests loan proceeds of $50,000, then the Draw Warrant shall provide for 50,000 shares at the price set forth in the Draw Warrant;

(d) All UCC-1 financing statements and other documents and instruments which the Lender may request to perfect its security interest in the collateral described in the Note; and

(e) The Warrant referenced in Section 2.2.

4.6 Corporate Documents.  The Company shall have delivered to the Lender each of the following:

(a) The Articles of Incorporation of the Company, certified as of a recent date prior to the Closing by the Secretary of State of Colorado.

(b) A Certificate of Good Standing or comparable certificate as to the Company, certified as of a recent date prior to the Closing by the Secretary of State of Colorado.

(c) A certificate of the Secretary of the Company, dated as of the Closing, certifying (a) that the Articles of Incorporation of the Company, delivered to Lender pursuant to Section 5.6(a) hereof, are in full force and effect and have not been amended, supplemented, revoked or repealed since the date of such certification; (b) that attached thereto is a true and correct copy of the Bylaws of the Company as in effect on the date of the Closing; (c) that attached thereto are true and correct copies of resolutions duly adopted by the Board of Directors of the Company and continuing in effect, which authorize the execution, delivery and performance by the Company of this Agreement, the issuance of the Securities, and the consummation of the transactions contemplated hereby and thereby; and (d) that there are no proceedings for the dissolution or liquidation of the Company (commenced or threatened); and

(d) A certificate of the Secretary of the Company, dated as of the Closing, certifying the incumbency, signatures and authority of the officers of the Company authorized to execute and deliver the Transaction Agreements on behalf of the Company and perform the Company’s obligations thereunder on behalf of the Company.

5.	Security Agreement.

5.1 As collateral security for the full, prompt, complete and final payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the Company’s obligations under the Note and in order to induce the Lender to make the loan contemplated hereunder, the Company hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Lender a first security interest in all of the Company’s right, title and interest in, to and under all of the following property and assets, wherever located, whether now owned or hereafter acquired or arising, and all Proceeds, products, accessions, additions, substitutions, rents, profits and replacements thereof, including, without limitation, all Inventory, Equipment, Fixtures, Goods, Accounts, account receivables, contract rights, As-extracted collateral, Commercial Tort Claims, Chattel Paper (tangible and electronic), Deposit Accounts, Documents, General Intangibles, payment intangibles, software, Instruments, Promissory Notes, Investment Property, Letter-of-Credit Rights and letters-of-credit, and Supporting obligations, intellectual property, license rights, distribution rights, and rights to sue for infringement of General Intangible or intellectual property rights (all of which being collectively referred to herein as the “Collateral”).

5.2  Company, on behalf of Lender, will file any financing statement or continuation statement (including “in lieu” continuation statements) necessary to perfect Lender’s security interest in the Collateral.

5.3 At any time and from time to time, upon the written request of Lender, and at the sole expense of Company, Company shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Lender may reasonably deem necessary or desirable to perfect and continue perfected or better perfect Lender’s liens in the Collateral. Company authorizes Lender to file, in jurisdictions where this authorization will be given effect, a UCC-1 Financing Statement and continuation statements, and “in lieu” continuation statements describing the Collateral in the same manner as it is described herein in order to perfect and maintain Lender’s security interest in the Collateral. Company shall register all copyrighted material with the U.S. Copyright Office and promptly take such further actions as reasonably requested by Lender to perfect its security interest in the Collateral.

5.4 Company represents and warrants that, except for the security interest granted to Lender hereunder, Company is the sole legal and equitable owner of each item of the Collateral in which it purports to grant a security interest hereunder. No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed by Company in favor of Lender pursuant to this Note or in connection with any security interest granted under the Agreement.  The foregoing representations and warranties are true and accurate as of the date hereof and shall be true and accurate for so long as any amount payable under the Note remains outstanding.

5.5 Company represents and warrants that it has sufficient title to and ownership of, or other rights to use, all trade secrets, and, to its knowledge, copyrights, patents, information, proprietary rights, trademarks, service marks and trade names (collectively, “Intellectual Property”) in each case necessary for its business as now conducted without any material conflict with or infringement of the rights of others. Company further represents and warrants that there are no material outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is Company bound by or a party to any material options, licenses or agreements of any kind with respect to the trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity.  Company has not received any written, or to its knowledge, oral communications alleging that Company has violated or, by conducting its business as proposed, would violate any of the trademarks, service marks, trade names, patents, copyrights or trade secrets or other proprietary rights of any other person or entity.  The foregoing representations and warranties are true and accurate as of the date hereof and shall be true and accurate for so long as any amount payable under the Note remains outstanding.

5.6 Lender may exercise, in addition to and not in lieu of all other rights and remedies granted to it hereunder and under the Note, all rights and remedies of a secured party under the law, including the Uniform Commercial Code in effect in any and all jurisdictions where UCC-1s are filed to perfect Lender’s security interest (the “UCC”). Lender shall not have any obligation or liability hereunder with respect to the Collateral.

5.7 For so long as payment obligations under the Note remain outstanding, Company (i) shall not sell, lease, transfer, hypothecate, or otherwise dispose of or encumber any of the Collateral other than in the ordinary course of business; (ii) shall not change the Company’s jurisdiction of organization without at least seven (7) days prior written notice to Lender; and (iii) shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any lien on the Collateral except the lien granted to Lender under the Note.

5.8  With respect to the Intellectual Property, Company shall timely file and pay all maintenance fees for patents and renewal fees for trademarks and will promptly notify Lender in writing of any infringement litigation in connection with any of the Intellectual Property. Company shall promptly notify Lender in writing of all newly acquired or created Intellectual Property.

6.	Miscellaneous

6.1 Binding Agreement.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2 Registration, Transfer and Replacement of the Note. The Note issuable under this Agreement shall be a registered note.  The Company will keep, at its principal executive office, books for the registration and registration of transfer of the Note.  Prior to presentation of the Note for registration of transfer, the Company shall treat the person in whose name such Note is registered as the owner and holder of the Note for all purposes whatsoever, whether or not the Note shall be overdue, and the Company shall not be affected by notice to the contrary.  The holder of the Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new Note(s), each in the principal amount requested by such holder, dated the date of the Note so surrendered and registered in the name of such person or persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered.  Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of the Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date of such Note.

6.3 Successors and Assigns. The rights and obligations of the Company and the Lender shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. All obligations of the Company hereunder shall survive the Closing.

6.4 Assignment by the Company. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Lender, which may be withheld in Lender’s sole and absolute discretion.

6.5 Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.6 Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Colorado as applied to agreements among Colorado residents, made and to be performed entirely within the State of Colorado, without giving effect to conflicts of laws principles. Exclusive venue for all actions arising out of this Agreement shall be in the district court in and for Larimer County, Colorado, which shall have authority to adjudicate all claims arising out of this Agreement.

6.7 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.8 Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.9 Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex, electronic mail or facsimile if sent during normal business hours of the recipient to the address on file in the books and records of the Company, and if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, within the United States, (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, within the United States, or (e) upon actual delivery if mailed or otherwise delivered in hard copy outside the Unites States.  All communications shall be sent to the Company and to Lender at the address(es) set forth on the signature page hereto or at such other address(es) as the Company or Lender may designate by ten (10) days advance written notice to the other party hereto.

6.10 Further Assurances.  The Company agrees at any time and from time to time at its expense, upon request of Lender, to promptly execute, deliver, or obtain or cause to be executed, delivered or obtained any and all further instruments and documents and to take or cause to be taken all such other action as the Lender may deem reasonably desirable in obtaining the full benefits of, or in preserving the liens and/or security interests of, the Transaction Agreements.

6.11 Survival.  All representations, warranties, covenants and agreements made by the Company in connection herewith shall survive the disbursement of the loans, the execution and delivery of this Agreement and the Note.

6.12 Modification; Waiver.  No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless agreed to in writing by the Company and Lender.

6.13 Fees and Expenses.  At the Closing, the Company shall pay the reasonable legal and due diligence fees and expenses of counsel to the Lender.

6.14 Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to Lender, upon any breach or default of the Company under this Agreement or any other Transaction Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character by Lender of any breach or default under this Agreement, or any waiver by Lender of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Lender, shall be cumulative and not alternative.

6.15 Entire Agreement. This Agreement together with the other Transaction Agreements constitute and contain the entire agreement among the Company and Lenders and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

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In Witness Whereof, the parties have executed this Amended and Restated Revolving Credit Loan and Security Agreement as of the Effective Date.

The Company:

WESTMOUNTAIN INDEX ADVISOR, INC.,
a Colorado corporation

By: /s/ Gregory Schifrin
Print Name: Gregory Schifrin
Chief Executive Officer

Company Address:
2186 S. Holly Street, Suite 104, Denver, CO 80222

Lender:

BOCO INVESTMENTS, LLC,
a Colorado limited liability company

By:  /s/ Joseph Zimlich
Print Name: Joseph C. Zimlich
Title: President of Managing Member

Lender Address:
262 E. Mountain Avenue
Fort Collins, CO 80524

Exhibit A

Form of Secured Convertible Promissory Note

[See attached]

A-1

Exhibit B

The Warrant

[See attached]

B-1

Exhibit C

Disclosure Schedule

C-1

Exhibit D

Draw Warrant Form

D-1